                                                                     Exhibit 5.2

Todd Zimmerman
General Counsel
303-495-1228





                                December 2, 2005

VIA UPS OVERNIGHT

Kaye Scholer LLP
425 Park Avenue
New York, NY 10022

AMR Holdco, Inc.
EmCare Holdco, Inc.
6200 South Syracuse Way
Greenwood Village, Colorado 80111

The Parties Identified on
Schedule A hereto

Ladies and Gentlemen:

         I am General Counsel to AMR Holdco, Inc. and EmCare Holdco, Inc. (together, the "Issuers") and the parties identified on Schedule A hereto (the "Guarantors") This opinion is being delivered to you in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on a Registration Statement on Form S-4 (File No. 333-128925) initially filed by the Issuers and the Guarantors with the Securities and Exchange Commission (the "Commission") on October 11, 2005 (the "Registration Statement"), of up to $250.0 million of the Issuers' 10% Senior Subordinated Notes due 2015 (the "Exchange Notes") to be offered in exchange for their outstanding 10% Senior Subordinated Notes due 2015 (the "Outstanding Notes") that were issued pursuant to the Indenture, dated as of February 10, 2005 (the "Indenture"), among the Issuers, the Guarantors and U.S. Bank Trust National Association, as trustee (the "Trustee").

         In connection herewith, I have examined the: (i) Registration
Statement; (ii) Indenture; (iii) Outstanding Notes; (iv) Exchange Notes (and the related Guarantee of the Guarantors (the "Guarantee")) (the Indenture, the Exchange Notes and the Guarantee are collectively referred to herein as the "Transaction Agreements"); (v) certificates of incorporation or formation, as applicable, of each Issuer and each Guarantor; (vi) by-laws, limited liability company operating agreements or limited partnership agreements,
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December 2, 2005
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as applicable, of each Issuer and each Guarantor, ((v) and (vi) are collectively referred to as the "Organizational Documents"); and such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

         In my examination of the Transaction Agreements, I have assumed the genuineness of all signatures (other than the signatures of the Issuers and Guarantors), the authenticity of all documents submitted to me including certified or photostatic copies. For the purposes of this opinion, I have relied upon the representations as to factual matters contained or referred to in the certificates of public officials and officers of each Issuer and each Guarantor, and have not undertaken any independent investigation of such facts (including, without limitation, conducting any review, search or investigation of any public files or records or dockets) and no inference as to our knowledge concerning such facts should be drawn from the fact such statements and representations have been relied upon by us in connection with the preparation and delivery of this opinion.

         Except as otherwise provided herein, the Laws covered by the opinions expressed herein are limited to the laws of the States of Organization which, in each case, in the exercise of customary professional diligence would reasonably be recognized as applicable directly to each of each Issuer and each Guarantor (with respect to each Issuer or Guarantor, its "State of Organization" as set forth on Schedule A) (collectively, the "Opining Laws"). For the purposes of this opinion letter, the "Law" of a jurisdiction means the laws of that jurisdiction, and the rules and regulations of the governmental agencies of such jurisdiction, but excluding that statutes and ordinances, administrative decisions, and the rules and regulations of counties, towns, municipalities, and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level) and judicial decisions to the extent that they deal with any of the foregoing excluded items.

         Based upon the foregoing, I am of the opinion that:

         1. Each Issuer and each Guarantor is validly existing and in good standing under the laws of its State of Organization, and has all requisite power and authority to carry on its business as now conducted and to own and lease its property.

         2. The Transaction Agreements entered into by each Issuer and each Guarantor are within such Issuer's or Guarantor's powers and have been duly authorized by all necessary action on the part of such Issuer or Guarantor. The Indenture has been duly executed and delivered by each Issuer and each Guarantor which is a party to it. When each of the Exchange Notes and the Guarantees are issued and executed in accordance with the terms of the Indenture and exchanged for the Outstanding Notes,
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December 2, 2005
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                  each of the Exchange Notes and the Guarantees will be duly executed and delivered by each Issuer and Guarantor which is a party to it.

         3. With respect to each Issuer and each Guarantor: the transactions contemplated by the Transaction Agreements (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority of the State of Organization except (i) such as have been obtained or made and are in full force and effect, and (ii) filings necessary to perfect liens created by the Transaction Agreements, (b) will not violate the Organization Documents of such Issuer or Guarantor, and (c) will not violate any law, statute, rule or regulation of the State of Organization or any judgment, decree or order of any governmental authority of the State of Organization known to me to be applicable to such Issuer or Guarantor.

         This letter may be relied upon by you only in connection with the Registration Statement and may not be used or relied upon by you or any other person for any purpose whatsoever, without, in each instance, my prior written consent.

                                                     Sincerely,

                                                     /s/ Todd Zimmerman

                                                     Todd Zimmerman

                                   Schedule A
                                   ----------

GUARANTOR                                                 STATE OF INCORPORATION OR ORGANIZATION
---------------------------------------------------------------------------------------------------
Emergency Medical Services L.P.                                          Delaware
EMS Management LLC                                                       Delaware
American Medical Response, Inc.                                          Delaware
Hank's Acquisition Corp.                                                 Alabama
Fountain Ambulance Service, Inc.                                         Alabama
MedLife Emergency Medical Service, Inc.                                  Alabama
American Medical Response Northwest, Inc.                                 Oregon
American Medical Response West                                          California
Metropolitan Ambulance Service                                          California
American Medical Response of Inland Empire                              California
Desert Valley Medical Transport, Inc.                                   California
Springs Ambulance Service, Inc.                                         California
American Medical Response of Colorado, Inc.                              Delaware
International Life Support, Inc.                                          Hawaii
Medevac MidAmerica, Inc.                                                 Missouri
Medevac Medical Response, Inc.                                           Missouri
American Medical Response of Oklahoma, Inc.                              Delaware
American Medical Response of Texas, Inc.                                 Delaware
Kutz Ambulance Service, Inc.                                            Wisconsin
American Medical Response Holdings, Inc.                                 Delaware
American Medical Response Management, Inc.                               Delaware
Regional Emergency Services, LP                                          Delaware
A1 Leasing, Inc.                                                         Florida
Florida Emergency Partners, Inc.                                          Texas
Mobile Medic Ambulance Service, Inc.                                     Delaware
Metro Ambulance Service, Inc.                                            Delaware
Metro Ambulance Service (Rural), Inc.                                    Delaware
Medic One Ambulance Services, Inc.                                       Delaware
American Medical Response of South Carolina, Inc.                        Delaware
American Medical Response of North Carolina, Inc.                        Delaware
American Medical Response of Georgia, Inc.                               Delaware
Troup County Emergency Medical Services, Inc.                            Georgia
Randle Eastern Ambulance Service, Inc.                                   Florida
Medi-Car Systems, Inc.                                                   Florida
Medi-Car Ambulance Service, Inc.                                         Florida
American Medical Response of Tennessee, Inc.                             Delaware
Physicians & Surgeons Ambulance Service, Inc.                              Ohio
American Medical Response of Illinois, Inc.                              Delaware
Midwest Ambulance Management Company                                     Delaware
Paramed, Inc.                                                            Michigan
Mercy Ambulance of Evansville, Inc.                                      Indiana
Tidewater Ambulance Service, Inc.                                        Virginia
American Medical Response of Connecticut, Incorporated                 Connecticut

GUARANTOR                                                 STATE OF INCORPORATION OR ORGANIZATION
---------------------------------------------------------------------------------------------------
American Medical Response of Massachusetts, Inc.                      Massachusetts
American Medical Response Mid-Atlantic, Inc.                           Pennsylvania
American Medical Response Delaware Valley, LLC                           Delaware
Ambulance Acquisition, Inc.                                              Delaware
Metro Ambulance Services, Inc.                                           Georgia
Broward Ambulance, Inc.                                                  Delaware
Atlantic Ambulance Services Acquisition, Inc.                            Delaware
Atlantic/Key West Ambulance, Inc.                                        Delaware
Atlantic/Palm Beach Ambulance, Inc.                                      Delaware
Seminole County Ambulance, Inc.                                          Delaware
LifeFleet Southeast, Inc.                                                Florida
American Medical Pathways, Inc.                                          Delaware
ProvidaCare, L.L.C.                                                       Texas
Adam Transportation Service, Inc.                                        New York
Associated Ambulance Service, Inc.                                       New York
Park Ambulance Service Inc.                                              New York
Five Counties Ambulance Service, Inc.                                    New York
Sunrise Handicap Transport Corp.                                         New York
STAT Healthcare, Inc.                                                    Delaware
Laidlaw Medical Transportation, Inc.                                     Delaware
Mercy, Inc.                                                               Nevada
American Investment Enterprises, Inc.                                     Nevada
LifeCare Ambulance Service, Inc.                                         Illinois
TEK, Inc.                                                                Illinois
Mercy Life Care                                                         California
Hemet Valley Ambulance Service, Inc.                                    California
American Medical Response of Southern California                        California
Medic One of Cobb, Inc.                                                  Georgia
Puckett Ambulance Service, Inc.                                          Georgia
AMR Brockton, L.L.C.                                                     Delaware
EmCare, Inc.                                                             Delaware
EmCare of Maryland LLC                                                   Maryland
EmCare of Alabama, Inc.                                                  Alabama
EmCare Contract of Arkansas, Inc.                                        Arkansas
EmCare of Arizona, Inc.                                                  Arizona
EmCare of California, Inc.                                              California
EmCare of Colorado, Inc.                                                 Colorado
EmCare of Connecticut, Inc.                                            Connecticut
EmCare of Florida, Inc.                                                  Florida
EmCare of Georgia, Inc.                                                  Georgia
EmCare of Hawaii, Inc.                                                    Hawaii
EmCare of Indiana, Inc.                                                  Indiana
EmCare of Iowa, Inc.                                                       Iowa
EmCare of Kentucky, Inc.                                                 Kentucky
EmCare of Louisiana, Inc.                                               Louisiana
EmCare of Maine, Inc.                                                     Maine
EmCare of Michigan, Inc.                                                 Michigan
EmCare of Minnesota, Inc.                                               Minnesota

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
GUARANTOR                                                 STATE OF INCORPORATION OR ORGANIZATION
---------------------------------------------------------------------------------------------------
EmCare of Mississippi, Inc.                                            Mississippi
EmCare of Missouri, Inc.                                                 Missouri
EmCare Nevada, Inc.                                                       Nevada
EmCare of New Hampshire, Inc.                                         New Hampshire
EmCare of New Jersey, Inc.                                              New Jersey
EmCare of New Mexico, Inc.                                              New Mexico
EmCare of New York, Inc.                                                 New York
EmCare of North Carolina, Inc.                                        North Carolina
EmCare of North Dakota, Inc.                                           North Dakota
EmCare of Ohio, Inc.                                                       Ohio
EmCare of Oklahoma, Inc.                                                 Oklahoma
EmCare of Oregon, Inc.                                                    Oregon
EmCare of Pennsylvania, Inc.                                           Pennsylvania
EmCare of Rhode Island, Inc.                                           Rhode Island
EmCare of South Carolina, Inc.                                        South Carolina
EmCare of Tennessee, Inc.                                               Tennessee
EmCare of Texas, Inc.                                                     Texas
EmCare of Vermont, Inc.                                                  Vermont
EmCare of Virginia, Inc.                                                 Virginia
EmCare of Washington, Inc.                                              Washington
EmCare of West Virginia, Inc.                                         West Virginia
EmCare of Wisconsin, Inc.                                               Wisconsin
EmCare Physician Providers, Inc.                                         Missouri
EmCare Physician Services, Inc.                                          Delaware
EmCare Services of Illinois, Inc.                                        Illinois
EmCare Services of Massachusetts, Inc.                                Massachusetts
EmCare Anesthesia Services, Inc.                                         Delaware
ECEP, Inc.                                                               Missouri
Coordinated Health Services, Inc.                                      Pennsylvania
EM-CODE Reimbursement Solutions, Inc.                                    Delaware
Emergency Medicine Education Systems, Inc.                                Texas
Emergency Specialists of Arkansas, Inc. II                                Texas
First Medical/EmCare, Inc.                                              California
Healthcare Administrative Services, Inc.                                 Delaware
OLD STAT, Inc.                                                           Delaware
Reimbursement Technologies, Inc.                                       Pennsylvania
STAT Physicians, Inc.                                                    Florida
The Gould Group, Inc.                                                     Texas
Tifton Management Services, Inc.                                         Georgia
Tucker Emergency Services, Inc.                                          Georgia
Helix Physicians Management, Inc.                                       California
Norman Bruce Jetton, Inc.                                               California
Pacific Emergency Specialists Management, Inc.                          California
American Emergency Physicians Medical Group, Inc.                       California
Physician Account Management, Inc.                                       Florida
Provider Account Management, Inc.                                        Delaware
Charles T. Mitchell, Inc.                                                 Hawaii
Global Medical Response, Inc.                                            Delaware